UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2022

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55697	46-2378100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 Northeast 191 Street, Suite 500 - #218, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

18851 NE 29th Ave., Suite 700 PMB 348, Aventura, FL 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2022 the Company amended its articles of incorporation by amending the designation of the Company’s Series A Preferred Stock and adding the Designation of Series D Preferred Stock.

The Series A Preferred Stock was amended to change the voting rights of Series A holders. The holder of the Series A Preferred Stock is entitled to cast that number of votes on all matters presented for stockholder vote to the stockholders of the Corporation that when taking into account the votes entitled to be cast by the Series A Preferred stockholder is equal to seventy-five percent (75%) of the total shares authorized to vote on such matter(s) and such holder shall vote along with holders of the Corporation’s Common Stock on such matters. The number of votes that the holder of the Series A Preferred shares shall be entitled to cast on a matter at any time shall be determined pursuant to the following formula:

X = 3 x Y where

X is the total number of votes that the holder of the Series A Preferred share is entitled to cast on any matter presented to stockholders of the Corporation, and

Y is the total number of authorized shares of the Corporation outstanding and authorized to vote on the matter.

For example, if the Corporation were to have 100,000,000 shares outstanding and authorized to vote on a matter than the holder of the Series A Preferred Stock would be entitled to cast 300,000,000 votes on such matter.

The Company also newly designated the Series D Preferred Stock. The Series D Preferred Stock has the following attributes:

The holders of the Series D Preferred Stock shall be entitled to any dividend that is payable to the holders of the Corporation’s Common Stock. The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to the Corporation’s Common Stock, $0.001 par value per share (“Common Stock”); (b) senior, pari passu or junior with respect to any other series of Preferred Stock, as set forth in the Certificate of Designations with respect to such Preferred Stock; and (d) junior to all existing and future indebtedness of the Corporation.

At any time when shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of more than 50% of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into that number of fully paid and nonassessable shares of Common Stock (whether whole or fractional) that have a Fair Market Value, in the aggregate, equal to the Series D Conversion Price. The “Series D Conversion Price” shall initially be equal to $10.00. “Fair Market Value” shall mean as of any date of determination, 80% of the average closing price of a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding such date.

The Company shall initially reserve 2,000,000,000 (Two Billion) shares of the Company’s Common Stock for the conversion of the Series D Preferred Stock. The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

The descriptions of the Series A and Series D contained herein are qualified in their entirety by reference to the full text of the Designations of the Series A and Series D Preferred Stock filed herewith as exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Designation of Series A Preferred Stock

3.2	Designation of Series D Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: June 15, 2022	/s/ Robert Grinberg
Robert Grinberg, Chief Executive Officer